SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     February 20, 1997
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National Health Enhancement Systems, Inc.
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(Exact name of registrant as specified in its charter)


3200 North Central Avenue, 17th Floor, Phoenix, Arizona  85012
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(Address of principal executive offices)


Registrant's telephone number, Including area code            (602) 230-7575
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         N/A
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(Former name or former address, if changes since last report)
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Item 2.           Acquisition or Disposition of Assets


                  On February 20, 1997, National Health Enhancement Systems, Inc. ("Company") completed its acquisition, by merger into a newly formed Company subsidiary, ESI Acquisition subsidiary, of all the assets and business of Expert Systems, Inc. ("ESI") a Georgia corporation. The assets of ESI as of December 31, 1996 were approximately $1,342,305 - which consisted primarily of accounts receivables of approximately $275,000 and $875,000 in development costs.

                  ESI is a software firm which specializes in the development of tool kit products. The Company believes that the acquisition of ESI supports the Company's short and long term strategic goals and will enhance the range of services available to existing and prospective clients.

                  In exchange for one hundred percent (100%) of the issued and outstanding capital stock of ESI, the Company issued 525,000 shares of restricted common stock of the Company. The common stock issued by the Company was newly issued unregistered shares (Merger Shares), which were issued and allocated equally (net of Forty-Six Thousand Five Hundred and Twenty-Nine (46,529) of escrowed Merger Shares) to the then outstanding shareholders of ESI.


Item 7.           Financial Statements and Exhibits


                  (a) Financial statements of business acquired. ESI does not meet the significant subsidiary tests and therefore financial statements for the acquired business of ESI are not required to be filed.

                  (b) None

                  (c) Plan of  Reorganization  and Agreement of Merger - Exhibit
                  2.1 Pages 5 to 40.

                  Schedules  or other  attachments  to  Exhibit  2.1  have  been omitted from this filing but are available to the Commission upon request.
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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    NATIONAL HEALTH ENHANCEMENT SYTEMS, INC.
                                  (Registrant)



                           /s/ Jeffrey T. Zywicki
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                           Jeffrey T. Zywicki
                           Senior Vice President
                           Treasurer and Secretary




                                                     Date:    March 6, 1997
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